UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):        February 14, 2008

Sun-Times Media Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-14164	95-3518892
(Commission File Number)	(I.R.S. Employer Identification No.)

350 North Orleans Street, 10-S, Chicago Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 321-2299
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 14, 2008, The Sun-Times Company (the “Company”), an indirect, wholly-owned subsidiary of the Registrant, Sun-Times Media Group, Inc., individually and on behalf of Chicago Sun-Times LLC, Fox Valley Publications LLC, Midwest Suburban Publishing, Inc., Pioneer Newspapers Inc. and The Post-Tribune Company LLC (collectively, the “Subsidiaries”), entered into a Master Services Agreement (the “MSA”) with Affinity Express, Inc. (“AE”), and simultaneously and pursuant to the MSA, each of the Subsidiaries entered into Statements of Work with AE (the MSA and the Statements of Work are collectively referred to herein as the “Agreements”), which provide that AE will handle most of the Company’s print and online advertising production services.

The term of the MSA expires on February 14, 2011. Either party may terminate the MSA without cause upon 180 days’ prior written notice at any time after February 14, 2009. Either party may also terminate the Agreement for cause. Under the MSA, in exchange for the Services (as defined in the MSA) provided by AE, the Company will pay (i) a one-time fee for software licenses, hardware purchases and set-up and configuration services equal to $1,550,000; (ii) from April 1, 2008 through March 31, 2009, fixed monthly fees subject to upward adjustment during the last six months of such period if the advertising volume serviced by AE exceeds a certain volume cap; and (iii) for the remainder of the term of the MSA through February 14, 2011, specified fees per advertising production transaction.

The assignment provision of the MSA provides that if the Company or any of its publications are sold, the MSA, in relevant part, may be assigned to the purchaser thereof without AE’s consent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN-TIMES MEDIA GROUP, INC.
(Registrant)

Date: February 20, 2008	By:	/s/ James D. McDonough
	Name:	James D. McDonough
Title: Vice President, General Counsel
and Secretary